UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2005

TERAX ENERGY, INC.

(Exact name of registrant as specified in charter)

NEVADA	333-72230	88-0475757
(State of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8150 N. Central Expy., Suite 1800
Dallas, TX	75206
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (512) 417-1742

ROYAL PHOENIX

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

On May 27, 2005 the Registrant entered into an Executive Employment Agreement with J. William Rhea, IV pursuant to which the Registrant agreed to employ Mr. Rhea as is Chief Executive Officer for a term of two years ending May 31, 2007. The Executive Employment Agreement is effective June 1, 2005. The Registrant also agreed to appoint Mr. Rhea to its board of directors. The Registrant agreed to pay to Mr. Rhea a base salary of $275,000 per year during the term of his agreement. In addition, we have agree to consider Mr. Rhea for an annual bonus (to be determined by our board of directors) of up to an additional $82,500 (to be paid in cash or common stock at Mr. Rhea's election).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement or a Registrant

The Executive Employment Agreement described in Item 1.01 is an obligation of the Registrant arising other than in the ordinary course of business and constitutes a direct financial obligation of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of Officer

On May 27, 2005, Bill Chester resigned as President of the Registrant.

(c) Appointment of Officer

On May 27, 2005, concurrent with Mr. Chester's resignation, J. William Rhea, IV was appointed President and Chief Executive Officer of the Registrant.

Mr. Rhea has over 30 years of business and petroleum engineering experience in all phases of the upstream exploration and production sector of the oil and gas industry, both domestically and internationally on four continents. Mr. Rhea has been a petroleum engineering consultant to the industry for many years and has served in senior management and chief executive roles in several independent oil and gas companies. Most recently, Mr. Rhea was the President and Chief Operating Officer of Truestar Petroleum Corp. (formerly Trinity Plumas Capital Corp.), a TSX Venture Exchange listed gas exploration and production company with assets in North and Central America. He was formerly President and Chief Executive Officer of APP Production, Inc., which acquired various oil and gas producing properties totaling US$85 Million over a several-year period. Mr. Rhea is also deeply versed in exploration and has recently served as President and Chief Operating Officer of BF Production, Inc., which acquired exploration licenses for high-risk, high-potential exploration prospects in South Australia. Mr. Rhea additionally served as President and Chief Executive Officer of LAE Energy, Inc., a London, England based exploration venture that invested US$100 Million in Lower 48 States exploration opportunities. He also served as Managing Partner of TexStar Partners and TexStar North America, Inc., an independent oil and gas company engaged in exploration ventures, producing property acquisitions, and secondary recovery operations. Mr. Rhea earned a B.S. in Mechanical Engineering with Honors from the University of Texas at Austin and worked toward an MBA from the University of Texas, Permian Basin.

(d) Election of New Director

On May 27, 2005, the board of directors appointed Mr. Rhea as a member of the Registrant's board of directors.

Item 8.01 Other Events

On March 27, 2005, in connection with the above matters, Mr. Rhea agreed to purchase 1,000,000 shares of the Registrant's common stock owned by Mr. Chester for $500 in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TERAX ENERGY, INC.

By: /s/ J. William Rhea, IV

J. William Rhea, IV

Chief Executive Officer

Date: May 27, 2005